UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2019 (February 15, 2019)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John F. North III as Chief Financial Officer

On February 19, 2019, Avis Budget Group, Inc. (the “Company”) announced that John F. North III, 41, will become Chief Financial Officer of the Company effective March 18, 2019.  Martyn Smith will continue to serve as Interim Chief Financial Officer until March 18, 2019.

Mr. North has served in leadership roles in finance at Lithia Motors, Inc. since 2002, including as Chief Financial Officer from 2017 until his recent resignation.   During his tenure at Lithia Motors, Mr. North also held the role of Chief Accounting Officer.  Mr. North holds a degree in Finance from Santa Clara University and is a Certified Public Accountant.

Mr. North’s offer letter, dated February 15, 2019, (the “Offer Letter”) provides that he will receive an annual base salary of $600,000, will be eligible to earn an annual incentive award at a target rate of 100% of base salary, subject to attainment of applicable performance goals, and will be eligible for long-term incentive awards.  In connection with his appointment, Mr. North will receive a cash sign-on bonus of $500,000 and is expected to receive a time-based restricted stock unit award with a grant date value of $1,500,0000 in April, which will vest ratably over the three years from the date of grant, subject to continued service.  Mr. North is also expected to be granted a regular long-term incentive award under the Company’s 2019 program in April. The Company will also provide Mr. North with its standard severance agreement for Executive Vice Presidents.

Departure of Martyn Smith as Interim Chief Financial Officer

Martyn Smith will resign as Interim Chief Financial Officer of the Company effective March 18, 2019. In connection with Mr. Smith’s resignation, the Company and Mr. Smith entered into an amended and restated letter agreement, dated February 15, 2019 (the “Amended Agreement”), which provides that Mr. Smith will become an employee of one of the Company’s subsidiaries in the U.K. where he will be a special advisor available to assist with the transition of Chief Financial Officer duties and with special projects, including without limitation in the International Region.  Under the terms of the Amended Agreement, Mr. Smith will continue to receive his current base salary for six months and thereafter will receive a cash payment of $912,500, subject to the satisfaction of a release condition.

The Offer Letter and Amended Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference. The foregoing description of the Offer Letter and Amended Agreement is qualified in its entirety by reference to the full text of the Offer Letter and Amended Agreement, respectively. A copy of the Company’s press release announcing these management changes is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Offer Letter, dated February 15, 2019, between John North and Avis Budget Group, Inc.
10.2	Amended and Restated Letter Agreement, dated February 15, 2019, between Martyn Smith and Avis Budget Group, Inc.
99.1	Press release dated February 19, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: February 19, 2019

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated February 19, 2019 (February 15, 2019)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated February 15, 2019, between John North and Avis Budget Group, Inc.
10.2	Amended and Restated Letter Agreement, dated February 15, 2019, between Martyn Smith and Avis Budget Group, Inc.
99.1	Press release dated February 19, 2019.